As Filed With The Securities And Exchange Commission On December ___, 2000

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

______________________

STIFEL FINANCIAL CORP.

(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	43-1273600 (I.R.S. Employer Identification Number)
501 North Broadway St. Louis, Missouri (Address of principal executive offices)	63102 (Zip Code)

______________________

STIFEL FINANCIAL CORP. EQUITY INCENTIVE PLAN

FOR NON-EMPLOYEE DIRECTORS

THOMAS A. PRINCE, ESQ.

General Counsel

Stifel Financial Corp.

501 North Broadway

St. Louis, Missouri 63102

(Name and address of agent for service)

Telephone number, including area code, of agent for service: (314) 342-2000

______________________

Copy to:

ROBERT M. LAROSE, ESQ.

Thompson Coburn LLP

One Firstar Plaza

St. Louis, Missouri 63101

(314) 552-6000

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.15 par value (1)	150,000 shares	$11.5625	$1,734,375	$434

(1) Includes one attached Preferred Share Purchase Right per share.

(2) Estimated solely for purposes of computing the Registration Fee pursuant to the provisions of Section 457(h), based upon the average of the high and low sale prices of common stock, $0.15 par value, of the Registrant as reported on the New York Stock Exchange on December 21, 2000.

The undersigned Registrant hereby files this Registration Statement on Form S-8 (this "Registration Statement") to register 150,000 shares of Stifel Financial Corp. (the "Company") common stock, $0.15 par value (the "Common Stock"), and attached Preferred Share Purchase Rights, for issuance to participants under the Stifel Financial Corp. Equity Incentive Plan for Non-Employee Directors (the "Plan").

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference:

(i) The Company's Annual Report on Form 10-K for the year ended December 31, 1999;

(ii) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;

(iii) The Company's Current Report on Form 8-K filed on June 5, 2000.

(iv) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed on April 29, 1987, and any amendment or report filed for the purposes of updating such description; and

(v) The description of the Company's Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A, filed on July 30, 1996, and any amendment or report filed for the purposes of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be made a part hereof from the date of filing of such documents. Any statements contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document incorporated herein by reference modifies or supersedes such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Where any document or part thereof is incorporated by reference in this Registration Statement, the Company will provide without charge to each person to whom a Prospectus with respect to the Plan is delivered, upon written or oral request of such person, a copy of any and all of the information incorporated by reference in this Registration Statement, excluding exhibits unless such exhibits are specifically incorporated by reference.

Item 6. Indemnification of Directors and Officers.

The following is a summary of Section 145 of the General Corporation Law of the State of Delaware (the "DGCL").

Subject to restrictions contained in the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, in connection with any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Such determination shall be made by (a) a majority vote of the board of directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of directors designated by majority vote of such directors even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by special independent counsel in a written opinion, or (d) by the stockholders. A person who is successful on the merits or otherwise in any action, suit or proceeding covered by the indemnification statute shall be indemnified against expenses actually and reasonably incurred in connection with such action, suit or proceeding. Expenses incurred in defense of any action, suit or proceeding may be paid in advance upon receipt by the corporation of a written undertaking by or on behalf of the person to repay such amount if it is ultimately determined that the person is not entitled to indemnification under the statute. The indemnification provided by statute is not exclusive of any other rights to which such person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such person. Insurance may be purchased on behalf of any person entitled to indemnification by the corporation against any liability asserted against him or her and incurred in an official capacity regardless of whether the person could be indemnified under the statute.

The By-Laws of the Company provide for indemnification of directors and officers of the Company to the maximum extent permitted by the DGCL.

The directors and officers of the Company are insured under a policy of directors' and officers' liability insurance.

The Board of Directors has entered into Indemnification Agreements with certain members of its Board of Directors. Pursuant to these Indemnification Agreements, the Company agrees to hold harmless each director, and his respective heirs, successors and estate, generally to the full extent permitted by the DGCL, as it may be amended from time to time, and specifically against any and all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by a director, his heirs, successors or estate, in connection with certain threatened, pending or completed actions, suits or proceedings, to which the director, his heirs, successors or estate are, were or becomes a party, or were threatened to be made a party, by reason of the fact that the director is, was or becomes a director, officer, employee or agent of the Company, or is or was serving or at any time serves at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Indemnification Agreements provide that indemnification will not be provided under certain circumstances enumerated in the Indemnification Agreements.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Item 8. Exhibits.

See Exhibit Index on page 8 hereof.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on December 22, 2000.

STIFEL FINANCIAL CORP.

By /s/ Ronald J Kruszewski

Ronald J. Kruszewski

President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas A. Prince, Esq. and Ronald J. Kruszewski, and each of them, the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 with respect to the Stifel Financial Corp. Equity Incentive Plan for Non-Employee Directors, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.
Signature	Title	Date
/s/George H. Walker III George H. Walker, III	Chairman of the Board	December 22, 2000
/s/ Ronald J. Kruszewski Ronald J. Kruszewski Principal Executive Officer	President, Chief Executive Officer and Director	December 22, 2000
/s/ James M. Zemlyak James M. Zemlyak Principal Financial Officer and Principal Accounting Officer	Chief Financial Officer	December 22, 2000
/s/ Bruce A. Beda Bruce A. Beda	Director	December 22, 2000
/s/ Charles A. Dill Charles A. Dill	Director	December 22, 2000
/s/ Richard F. Ford Richard F. Ford	Director	December 22, 2000
/s/ Stuart I. Greenbaum Stuart I. Greenbaum	Director	December 22, 2000
/s/ John J. Goebel John J. Goebel	Director	December 22, 2000
/s/ Walter F. Imhoff Walter F. Imhoff	Director	December 22, 2000
/s/ Robert E. Lefton Robert E. Lefton	Director	December 22, 2000
/s/ James M. Oates James M. Oates	Director	December 22, 2000

EXHIBIT INDEX
Exhibit No.
4.1(a)

Restated Certificate of Incorporation of the Company filed with the Secretary of State of Delaware on June 1, 1983, incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, as amended (Registration File No. 2-84232) filed July 19, 1983.

4.1(b)

Amendment to Restated Certificate of Incorporation of the Company filed with the Secretary of State of Delaware on May 11, 1987, incorporated herein by reference to Exhibit 3(a)(2) to the Company's Annual Report on Form 10-K (File No. 1-9305) for the fiscal year ended July 31, 1987.

4.1(c)

Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of the Company filed with the Secretary of State of Delaware on July 10, 1987, incorporated herein by reference to Exhibit (3)(a)(3) to the Company's Annual Report on Form 10-K (File No. 1-9305) for the fiscal year ended July 31, 1987.

4.1(d)

Amendment to Restated Certificate of Incorporation of the Company filed with the Secretary of State of Delaware on November 28, 1989, incorporated herein by reference to Exhibit 3(a)(4) to the Company's Annual Report on Form 10-K (File No. 1-9305) for the fiscal year ended July 27, 1990.

4.2	Amended and Restated By-Laws of the Company, incorporated herein by reference to Exhibit 3(b)(1) to the Company's Annual Report on Form 10-K (File No. 1-9305) for the fiscal year ended July 30, 1993.
4.3	Preferred Stock Purchase Rights of the Company, incorporated herein by reference to the Company's Registration Statement on Form 8-A filed July 30, 1996.
5.1	Opinion of Thompson Coburn as to the legality of the securities being registered.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Thompson Coburn (included in Exhibit 5.1).
24.1	Power of Attorney (set forth on signature page hereto).
99.1	Stifel Financial Corp. Equity Incentive Plan for Non-Employee Directors, incorporated herein by reference to the Company's definitive Proxy Statement filed on March 27, 2000.